Exhibit 10.69
LETTER OF INTENT
          THIS LETTER OF INTENT (this “Letter”), is entered into on June 30, 2008 by and among
(a) Security Life of Denver Insurance Company, a Colorado-domiciled life insurance company (“SLD”),
(b) Security Life of Denver International Limited, a Bermuda insurance company (“SLDI”),
(c) Scottish Re (U.S.), Inc., a Delaware-domiciled life insurance company (“SRUS”);
(d) Ballantyne Re p.l.c., a special purpose public limited company incorporated under the laws of Ireland (“Ballantyne Re”);
(e) Ambac Assurance UK Limited (“Ambac”), as the “Directing Guarantor” under (i) that certain Indenture, dated as of May 2, 2006, by and among Ballantyne Re, Ambac, Assured Guaranty (UK) Ltd. (“Assured”), The Bank of New York, acting through its London Branch in its capacity as trustee, and The Bank of New York, as auction agent and securities intermediary (the “Indenture”) and (ii) the other “Transaction Documents” as defined in the Indenture;
(f) Assured; and
(g) Scottish Re Group Limited, an exempt company under the laws of the Cayman Islands.
1.	Existing Agreements. SLD and SRUS entered into that certain Coinsurance Agreement effective April 1, 2006, as amended and restated effective as of March 31, 2008 (the “SLD Coinsurance Agreement”). SRUS and Ballantyne Re entered into that certain Indemnity Reinsurance Agreement, dated as of May 2, 2006, as modified by that certain Recapture Notice from Scottish Re (US) to Ballantyne Re effective as of March 31, 2008 and the related recapture and any subsequent recapture effective on or prior to June 30, 2008 (the “Existing Reinsurance Agreement”) and in connection with the Existing Reinsurance Agreement, SRUS, Ballantyne Re and The Bank of New York entered into that certain Trust Agreement dated as of May 2, 2006, as amended and modified from time to time (the “Existing Trust Agreement”).
2.	Novation. (a) SRUS, SLD, Ballantyne Re and Ambac hereby agree to novate the Existing Reinsurance Agreement and the Existing Trust Agreement such that SLD will be substituted for SRUS for all purposes under each such Agreement in accordance with this Section 2 and the terms set forth on Annex A hereto (the “Term Sheet”). The novation contemplated by the foregoing sentence will be effective as of 11:59 p.m. on June 30,

2008, if the Closing (as defined in Section 2(c) of this Letter) occurs in time to permit SLD to take statutory financial statement credit for the reinsurance as of such time; if not, the novation will be effective as of 12:01 a.m. on July 1, 2008 (the effective time of the novation as so determined being referred to herein as the “Novation Effective Time”).
(b) Each party hereto agrees to use its reasonable best efforts to cause or consent to the execution and delivery of (i) an Indemnity Reinsurance Agreement between SLD and Ballantyne Re effective as of the Novation Effective Time substantially in the form attached as Annex B hereto (with changes where appropriate to reflect matters addressed in the Term Sheet) (the “Novated Reinsurance Agreement”), (ii) an amendment of the original Trust Agreement among SRUS, SLD, Ballantyne Re and The Bank of New York in connection with the Novated Reinsurance Agreement (the “Novated Trust Agreement”) and (iii) an Amendment Agreement by and among SLD, SRUS and Ballantyne Re (the “Amendment Agreement”), all in accordance with the Term Sheet, no later than August 11, 2008; provided, that (i) the failure of any party to this Letter to use reasonable best efforts as required by this sentence prior to August 11, 2008, shall not relieve such party or any other party to this Letter of its obligations hereunder, and (ii) no party shall be liable to any other party hereto for a failure to use such efforts unless such failure was willful. In the event that the agreements referred to in the foregoing sentence are not executed by August 11, 2008, each party hereto agrees to use its reasonable best efforts to cause or consent to the execution and delivery of such agreements no later than September 30, 2008.
(c) The Novated Reinsurance Agreement, the Novated Trust Agreement, the Amendment Agreement and all other documents to be executed in accordance with this Letter shall be executed simultaneously, and no party to this Letter shall be obligated to execute any such document unless such other documents are executed by the other parties thereto. The execution and delivery of the Novated Reinsurance Agreement, the Novated Trust Agreement, the Amendment Agreement and all other documents to be executed as contemplated by this Letter is hereinafter referred to as the “Closing,” and the date upon which the Closing occurs is hereinafter referred to as the “Closing Date.” This Letter may be terminated at the election of any party hereto after September 30, 2008, if the Closing has not occurred on or prior to September 30, 2008. In the event this Letter is terminated in accordance with the foregoing sentence, this Letter shall become null and void and of no further force and effect, except that (x) in the event the Closing did not occur on or prior to September 30, 2008, due to a breach of this Letter by any party, the breaching party shall be liable to the other parties hereto for all actual damages arising from such breach, including but not limited to reasonable attorneys’ fees and expenses, and (y) the last sentence of paragraph 6 of Annex A to this Letter will survive such termination. If the Closing does occur on or prior to September 30, 2008, no party shall be liable to any other party hereto for a failure to use its reasonable best efforts in accordance with the first sentence of Section 2(b) above unless such failure was willful.
(d) The parties acknowledge and agree that, notwithstanding any provision to the contrary herein, the novation of the Existing Reinsurance Agreement contemplated by Section 2 above will be effected by executing the Amendment Agreement and by assigning the Existing Reinsurance Agreement from SRUS to SLD and amending same so that (i) as amended, it will substantially be in the form attached as Annex B hereto

(with changes where appropriate to reflect matters addressed in the Term Sheet) and (ii) Ballantyne Re will not be required to enter into a new reinsurance contract or SPRV contact, as such terms are defined in the European Communities (Reinsurance) Regulations 2006 of Ireland
3.	Other Agreements. (a) SLD and SRUS will amend the SLD Coinsurance Agreement to fully effectuate the intention of the parties hereunder. SRUS also acknowledges and agrees that, notwithstanding the consummation of the novation as contemplated in Section 2 of this Letter, SRUS shall continue to administer the business ceded by SLD to Ballantyne Re in accordance with the terms of an Administrative Services Agreement to be entered into on the Closing Date by and between SLD, SLDI and SRUS (the “New ASA”), which agreement will include service standards and other substantive provisions substantially identical to those included in the Administrative Services Agreement dated May 2, 2006 among SLD, SLDI and SRUS (with such differences as may be appropriate to reflect the fact that SRUS will be acting solely as an administrator under the New ASA rather than as administrator and reinsurer). SLD and SRUS will provide a draft of the New ASA to Ambac and Assured not later than July 3, 2008, will copy Ambac and Assured on all subsequent drafts exchanged by SLD and SRUS, and will provide a copy of a substantially final draft of the New ASA to Ambac and Assured not later than three business days before the Closing.

(b) SLD, Ambac and Assured agree to enter into a letter agreement substantially in the form attached as Annex C hereto on the Closing Date.

(c) SRUS, Scottish Re Group Limited, Ballantyne Re, Ambac and Assured agree to cause certain of the Transaction Documents (as defined in the Indenture) to be amended in accordance with the terms set forth on Annex D hereto on the Closing Date.
4.	Conditions. The obligations of each of the parties to consummate the transactions contemplated by Sections 2 and 3 of this Letter shall be subject to (i) the receipt of any required governmental approvals and (ii) the completion of definitive agreements and amendments to existing agreements reasonably satisfactory to such party consistent with the terms of this Letter. In addition, the obligation of SLD to consummate such transactions shall be subject to the receipt by SLD of confirmation from the Colorado Division of Insurance and the New York Insurance Department that SLD will receive statutory financial statement credit for the reinsurance ceded under the Novated Reinsurance Agreement to the extent of the market value of the assets in the trust maintained under the Novated Trust Agreement. Each of SLD and SRUS shall use its reasonable best efforts to obtain any approvals required to be obtained from its domiciliary state insurance department, and SLD shall use its reasonable best efforts to obtain the confirmations described in the second sentence of this Section 4. In addition, the obligations of each of Ambac and Assured shall be conditioned upon customary closing opinions and other customary conditions (including, without limitation, the condition that there is no pending litigation seeking to enjoin the consummation of the Closing). Such opinions shall include, without limitation, opinions to the effect that (a) all necessary prior regulatory approvals were validly given in connection with the transactions contemplated by Sections 2 and 3 of this Letter (including all related transactions), (b) such transactions (including all related transactions and, without limitation, all amendments and novations of any agreements related thereto and any consents given in connection therewith) were duly authorized and permitted under the terms of the Transaction Documents, and (c) all conditions precedent set forth in the Transaction Documents, or necessary for the valid execution and delivery of any amendments and novations of any agreements related thereto, have been fully satisfied. Further, for the avoidance of doubt, the conditions precedent set forth in the letter agreement dated April 22, 2008 among Ambac, Assured, SLD, SLDI, SRUS and certain affiliates of SRUS (the “April 22 Letter”) shall be conditions precedent to the obligations of Ambac and Assured under this Letter; provided, that the condition that the definitive documentation with respect to the Assignment and Assumption Transaction (as defined in the April 22 Letter) must be in form and substance reasonably satisfactory to Ambac and Assured is superseded by the condition in clause (ii) of the first sentence of this Section 4.
5.	Publicity. The parties shall mutually agree upon the form and content of any public statement that may be made with respect to this Letter or the transactions contemplated hereby and, except as required by law or regulation, no such public statement shall be made unless mutually agreed upon by the parties hereto. The parties hereto agree that statements made by a party hereto to its respective rating agencies, state or other governmental regulatory authorities (including on Form 10-K filed with the Securities and Exchange Commission and, as to Ballantyne, on or to the Irish Stock Exchange), holders of a controlling interest in the ownership of such party, on its website or otherwise publicly in accordance with its customary policies and procedures and/or industry practice, or any third-party subject to a confidentiality agreement with the party making such public statement will not be subject to this Section 5. For greater certainty, the parties hereto shall be entitled to disclose this Letter and the transactions contemplated hereby to their respective rating agencies and on Form 10-K filed with the Securities and Exchange Commission to the extent required. Any public or private statement by any party with respect to the terms of this Letter or the transactions contemplated hereby shall be accurate, complete and not misleading, and any material misstatement or omission with respect thereto shall be promptly corrected by the appropriate party. No party shall refer to any other party or any of its affiliates in any of its advertising or promotional material without the consent of such other party. In the event that the foregoing provisions conflict with any provision of the Transaction Documents, then the terms of the Transaction Documents will govern except to the extent that such conflicting provisions relate to matters specifically addressed in this Letter, in which case the terms of this Letter shall govern.
6.	Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Existing Reinsurance Agreement.
7.	Governing Law. This Letter shall be governed by, and construed in accordance with, the internal laws of the State of New York.
8.	Consent to Jurisdiction. THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT WHICH HEARS APPEALS FROM ANY COURT THEREOF, IN ANY ACTION, SUIT OR

PROCEEDING BROUGHT AGAINST IT AND TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THE RELATED DOCUMENTS OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. EACH OF THE PARTIES HERETO EXPRESSLY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS LETTER OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS LETTER OR THE VALIDITY, PROTECTION, INTERPRETATION OR ENFORCEMENT THEREOF.

9.	Specific Performance. Each party to this Letter understands and agrees that the breach or non-fulfillment of any of the covenants, agreements or promises in this Letter of such party would irreparably injure the other parties to this Letter (the “Non-Breaching Party”), that money damages would not be a sufficient remedy for any such breach or non-fulfillment, and that, in addition to the Non-Breaching Party’s remedies available at law for losses, claims, damages, liabilities or expenses suffered or incurred in connection with such breach or non-fulfillment, or in equity, the Non-Breaching Party will be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such non-fulfillment or breach.
10.	No Third-Party Beneficiaries. No person other than the parties to this Letter, their successors and permitted assigns, is intended to be a beneficiary of this Letter.
11.	Reservation of Rights. The agreements made herein by each of the parties hereto are strictly limited to the extent expressly set forth herein. The parties hereby acknowledge and agree that, except for such agreements, (a) nothing in this Letter shall be a waiver of any party’s rights or remedies under any of the Transaction Documents, including without limitation the rights or remedies of such party in connection with any event of default under any of the Transaction Documents, and (b) each party hereby reserves all of its rights and remedies under the Transaction Documents.
12.	Amendment. This Letter shall not be amended except by a written instrument executed by the parties hereto.
13.	Assignment. This Letter may not be assigned by any party hereto without the prior written consent of the other parties hereto.

14.	Binding Effect. This Letter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and shall be enforceable in accordance with its terms against the parties hereto and their respective successors and permitted assigns.
15.	Entire Understanding. This Letter sets forth the entire understanding of the parties with respect to the matters addressed herein, provided that any and all provisions contained in any prior letter agreement or other agreement among any of the parties hereto shall survive this Letter and remain in full force and effect except to the extent that any such provision conflicts with any provision in this Letter, in which case the relevant provision in this Letter shall govern.
16.	Counterparts. This Letter may be executed in counterparts, each of which shall be deemed to constitute an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Letter to be executed as of the day and year first above written.

SECURITY LIFE OF DENVER INSURANCE COMPANY

By:

Name:
Title:

SECURITY LIFE OF DENVER INTERNATIONAL LIMITED

By:

Name:
Title:

SCOTTISH RE (U.S.), INC.

By:

Name:
Title:

BALLANTYNE RE P.L.C.

By:

Name:
Title:

SCOTTISH RE GROUP LIMITED

By:

Name:
Title:

AMBAC ASSURANCE UK LIMITED

By:

Name:
Title:

ASSURED GUARANTY (UK) LTD.

By:

Name:
Title:

Annex A
Terms of the Novated Reinsurance Agreement, the Novated Trust Agreement and the
Amendment Agreement
1. Insurance Obligations. The Novated Reinsurance Agreement will be effective as of the Novation Effective Time and will reflect the then quota share obligation of Ballantyne Re under the Existing Reinsurance Agreement (taking into account any recapture by SRUS on or prior to June 30, 2008).
a.	Obligations Under the SLD Coinsurance Agreement. As of the Novation Effective Time, pursuant to the amendment and restatement of the SLD Coinsurance Agreement, (i) SLD will completely release SRUS from all payment and other obligations to SLD under the SLD Coinsurance Agreement with respect to liabilities retroceded by SRUS to Ballantyne Re under the Existing Reinsurance Agreement, whether such obligations arise prior to or after the Novation Effective Time, and (ii) SRUS will completely release SLD from all obligations to pay premiums or other amounts to SRUS that are payable by SRUS to Ballantyne Re under the Existing Reinsurance Agreement, whether such obligations are attributable to periods prior to or after the Novation Effective Time. The release described in this paragraph 1(a) will not release SRUS from liability to SLD, or SLD from any liability to SRUS, for any breaches of the SLD Coinsurance Agreement prior to the Novation Effective Time.

b.	Obligations Under the Existing Reinsurance Agreement. As of the Novation Effective Time, pursuant to the Amendment Agreement, (i) SRUS will completely release Ballantyne Re from all payment and other obligations to SRUS under the Existing Reinsurance Agreement, whether such obligations arise prior to or after the Novation Effective Time, (ii) Ballantyne Re will completely release SRUS from all obligations to pay premiums or other amounts to Ballantyne Re under the Existing Reinsurance Agreement, whether such obligations are attributable to periods prior to or after the Novation Effective Time. The release described in this paragraph 1(b) will not release Ballantyne Re from any liability to SRUS, or release SRUS from any liability to Ballantyne Re, for any breaches of the Existing Reinsurance Agreement prior to the Novation Effective Time.

c.	Obligations Under the Novated Reinsurance Agreement. As of the Novation Effective Time, pursuant to the Amendment Agreement and the Novated Reinsurance Agreement, (i) all payment and other obligations of Ballantyne Re under the Existing Reinsurance Agreement will become obligations of Ballantyne Re to SLD under the Novated Reinsurance Agreement, whether such obligations arise prior to or after the Novation Effective Time, and (ii) SLD will assume all payment and other obligations to Ballantyne Re under the Existing Reinsurance Agreement, whether such obligations are attributable to periods prior to or after the Novation Effective Time. The Amendment Agreement and the Novated Reinsurance Agreement will not cause (i) any right of SRUS with respect to a breach of the Existing Reinsurance Agreement by Ballantyne Re to be transferred to SLD or (ii) any liability of SRUS with respect to a breach of the Existing Reinsurance Agreement to be transferred to SLD; provided, that Ballantyne Re shall retain the right to set off amounts owed to Ballantyne Re by SRUS under the Existing Reinsurance Agreement against amounts payable by Ballantyne Re to SLD under the Novated Reinsurance Agreement.
d.	SLD/SRUS Settlement. As soon as practicable following the Closing, (i) SRUS will transfer to a bank account or accounts designated by SLD the amount (if any) by which the premiums or other amounts attributable to the business covered by the Novated Reinsurance Agreement received by SRUS during the quarter in which the Closing occurs exceed the amount of claims or other amounts attributable to the business covered by the Novated Reinsurance Agreement paid by SRUS during such quarter and shall cease sweeping premiums or other amounts attributable to the business covered by the Novated Reinsurance Agreement to bank accounts of SRUS or its affiliates (using estimated amounts where necessary, with such estimates being trued up as promptly as practicable), and (ii) SLD and SRUS shall effect one or more separate settlements under which SLD and SRUS will be put into the same net economic position as if any quarterly settlements following the Novation Effective Time for periods ending on or prior to the Novation Effective Time were effected between SRUS and Ballantyne Re. Any amounts that should have been taken into account with respect to the settlement contemplated by clause (ii) of the preceding sentence but were not taken into account due to oversight or a reporting lag will be paid over to the appropriate party promptly following the discovery of the oversight or the receipt of the relevant information.
2. Indemnification Obligation of SRUS. Under a separate letter agreement, SRUS will agree to indemnify and hold harmless SLD and its directors, officers, employees, agents, representatives, successors, permitted assigns and affiliates from and against all losses, liabilities, claims, expenses (including reasonable attorneys’ fees and expenses) and damages reasonably and actually incurred by any of such persons to the extent arising from the exercise by Ballantyne Re of any right, or from any limitation on the ability of SLD to exercise any right or recover any amount, under the Novated Reinsurance Agreement as a result of:
a.	any breach of any representation, warranty or covenant of SRUS under the Existing Reinsurance Agreement, the Existing Trust Agreement or any Transaction Document (as defined in the Indenture); or

b.	any action or omission by any director, officer, employee, agent, representative, appointee, successor, or permitted assign of SRUS or any of its affiliates that causes a Tax Event (as defined in the Existing Reinsurance Agreement) for Ballantyne Re or otherwise causes Ballantyne Re to be in breach of any representation, warranty or covenant under the Existing Reinsurance Agreement, the Existing Trust Agreement or any Transaction Document (as defined in the Indenture).

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In addition, if SLD makes payment of an arbitration award on behalf of SRUS as permitted by Section 20.2.2 of the Novated Reinsurance Agreement, SLD shall be entitled to indemnification from SRUS in the amount of such payment plus interest without being obligated to comply with any otherwise applicable requirements regarding notice of indemnification claims. For the avoidance of doubt, the indemnification obligations set forth in this paragraph 2 shall be obligations of SRUS exclusively, and shall not be obligations of any affiliate of SRUS.
3. Participation in Defense. SLD shall have the right to participate, at its own expense, in the defense by SRUS of any arbitration or other proceeding brought against SRUS relating to the Existing Reinsurance Agreement, the Existing Trust Agreement, the Indenture, the Guarantee and Reimbursement Agreement dated May 2, 2006 among Ambac, Assured and Ballantyne Re (the “GRA”) and the fee letters between Ambac and Assured and Ballantyne Re if such arbitration or other proceeding would be reasonably expected to result in an indemnification claim by SLD against SRUS pursuant to paragraph 2 above.
4. IBNR and Economic Reserves. In any recapture by SRUS from Ballantyne Re effective on or prior to June 30, 2008 under the Existing Reinsurance Agreement involving Excess Reserves (as defined in the Letter Agreement dated March, 31, 2008 by and among ING America Insurance Holdings, Inc., ING North America Insurance Corporation, SLD, Security Life of Denver International Limited, Scottish Re Group Limited, SRUS, Scottish Re Life (Bermuda) Limited, Scottish Re (Dublin) Limited and Scottish Annuity & Life Insurance Company (Cayman) Ltd., referred to herein as the “March 31 Letter Agreement”) in an amount not in excess of $200 million, incurred but not reported claims and pending claims will be treated in the same manner in which they were treated in the 29.5% recapture effective as of March 31, 2008; provided, that the treatment of such claims in the initial 29.5% recapture and in any such subsequent recapture effective on or prior to June 30, 2008 shall have no precedential effect or otherwise require SRUS, SLD, Ballantyne Re, Ambac or Assured to treat such claims in the same manner in any subsequent partial or full recapture under the Novated Reinsurance Agreement.
5. Late Reported Policies. With respect to the late reported policies addressed in Section 7.5 of the Existing Reinsurance Agreement, SRUS will transfer to Ballantyne Re, in support of such policies, Economic Reserves as of the date of the transfer in respect of such policies (calculated in accordance with the methodology used to calculate Economic Reserves as of April 1, 2006) taking into account the Reinsurer’s Quota Share to the extent appropriate. Liability for incurred but not reported claims and pending claims will remain liabilities of SRUS and will not be assumed by Ballantyne Re. In conjunction with the Closing, SRUS and Ballantyne Re will effect a settlement in accordance with the foregoing with respect to late reported policies reported to SRUS by the Novation Effective Time. Any late reported policies reported thereafter shall be treated in the same manner and settled as promptly as practicable under the circumstances (but in any case as of the end of a calendar quarter).
6. Excess Ballantyne Recapture Consideration. On the Closing Date, 50% of the Total Excess Recapture Consideration (as defined below) shall be transferred to the Economic Reserve sub-account of the Reinsurance Trust Account as a consent fee, without any restrictions on the manner in which Ballantyne Re may apply such amount other than those that apply to any other

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asset in such sub-account, and the remainder shall be transferred to SRUS, without any restrictions on the manner in which SRUS may apply such amount.
For the purposes of the foregoing, the “Total Excess Ballantyne Recapture Consideration” is the sum of the Excess Ballantyne Recapture Consideration (as defined in the March 31 Letter Agreement) in connection with the initial 29.5% recapture by SRUS from Ballantyne Re plus the amount of any similar excess Ballantyne recapture consideration in connection with any recapture by SRUS from Ballantyne Re effective on or prior to June 30, 2008. So long as the Closing occurs on or prior to September 30, 2008, SRUS shall not have any obligation to amend the Existing Reinsurance Agreement as contemplated by the May 6, 2008 letter agreement among SLD, SRUS and Ambac (the “May 6 Letter Agreement”). If the Closing does not occur on or prior to September 30, 2008, then the provisions of the May 6 Letter Agreement shall apply to the Total Excess Ballantyne Recapture Consideration (not just to the Excess Ballantyne Recapture Consideration); provided, that (i) the Amendment referred to in the third paragraph of the May 6 Letter Agreement will be effective no later than as of September 30, 2008, (ii) the Form D referred to in such paragraph will be filed promptly following September 30, 2008, and (iii) the reference in such paragraph to the Second Quarter Settlement shall be deemed to refer to the settlement under the Existing Reinsurance Agreement for the quarter ended September 30, 2008.
7.	Recapture.
a.	Under the Novated Reinsurance Agreement, SLD shall not be entitled to recapture any or all liabilities under the Defined Block Business without the prior written consent of Ambac except that SLD may, without any consent from Ambac but with prior notice to Ambac and Assured, recapture all or a pro-rata portion of all liabilities under the Defined Block Business, but only to the extent necessary to ensure that the Security Balance as of the recapture date is equal to the Required Balance.

b.	Notwithstanding the Letter Agreement dated April 22, 2008 among ING America Insurance Holdings, Inc., ING North America Insurance Corporation, SLD, Security Life of Denver International Limited, Scottish Re Group Limited, SRUS Ambac and Assured, Assured hereby confirms that SLD shall not be obligated to seek consent from Assured as a Financial Guarantor for any recapture as to which consent of the Directing Guarantor is required.
8. No Double Payment. Ballantyne Re will not be exposed to the risk of double payment (to SLD and SRUS) for the same liabilities or obligations under the Existing Reinsurance Agreement or the Existing Trust Agreement. In addition, if Ballantyne Re is required to indemnify both SRUS and SLD for any breach, it will only be responsible for the amount of the legal expenses of SRUS. SRUS and SLD shall share ratably the legal expenses that are indemnified by Ballantyne Re based on the legal costs they respectively incur.
9. Ballantyne Re’s Right to Arbitrate. The parties hereto acknowledge that Ballantyne Re and SRUS retain the right to arbitrate any dispute arising under the Existing Reinsurance Agreement, including without limitation Ballantyne Re’s right to arbitrate any dispute arising

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from the initial recapture of 29.5% of Defined Block Business by SRUS, the recapture by SRUS of the Defined Block Business effective as of June 30, 2008, and any subsequent recapture.
10. Underlying Treaties. SRUS will provide SLD prior to the Closing Date compact discs or other reasonably accessible digital media containing copies of all Underlying Treaties. To the extent any Underlying Treaty is not included in the compact discs or such other digital media delivered by SRUS to SLD, SLD will use commercially reasonable efforts to obtain a copy of such Underlying Treaty, including without limitation requesting a copy of such Underlying Treaty from the relevant ceding company. SLD will maintain the digital media provided by SRUS under this paragraph 10 and any copies of Underlying Treaties obtained by SLD from any other source pursuant to this paragraph 10, and such media and copies of Underlying Treaties shall be considered books and records of SLD that are subject to the inspection rights of Ambac and Assured under Section 3(a)(i) of the letter agreement referenced in Section 3(b) of this Letter.
11. Permitted Investments in the Reinsurance Trust Account. Permitted investments in the Reinsurance Trust Account shall meet the applicable requirements of Colorado law.
12. Assets Withdrawn From Trust. The Novated Reinsurance Agreement will include a provision under which assets withdrawn from the Reinsurance Trust Account will be deposited in an account in which Ballantyne Re will have rights substantially similar to those it has with respect to the SRUS Account. The parties hereto acknowledge that under Section 4 of this Letter SLD will have no obligation to consummate the transactions contemplated by Section 2 of this Letter if the Colorado Division of Insurance or the New York Insurance Department informs SLD that such provision will preclude SLD from receiving statutory financial statement credit for the reinsurance ceded under the Novated Reinsurance Agreement.
13.	Miscellaneous.
a.	Section 10.7. For purposes of any recapture effective on or prior to the Novation Effective Time, clause (i)(a) of Section 10.7 of the Existing Reinsurance Agreement shall be deemed to read “(a) shall be no greater than the WARF of the Economic Reserve Sub-Account Assets immediately prior to the recapture payment and . . ..”.

b.	Section 19.1.6. The last sentence of Section 19.1.6 of the Existing Reinsurance Agreement (“In accordance with the Existing Practices and in a manner consistent with the first sentence of this Section 19.1.6, the Ceding Insurer shall use commercially reasonable efforts to enforce its rights and remedies under the Administrative Services Agreement, dated as of December 31, 2004, entered into by and among the Ceding Insurer, SLD and Security Life of Denver International Limited, including without limitation, in the event of a material breach thereunder caused by the failure of an Original Insurer to provide complete or accurate Factual Information (as defined below) to the Ceding Insurer”) will not be included in the Novated Reinsurance Agreement. However, the concept reflected in that sentence shall be included in the New ASA and any other service arrangement covering the Defined Block Business.

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Annex B
Draft of Novated Reinsurance Agreement

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Annex C
Draft of SLD Side Letter

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Annex D
Certain Transaction Documents to be Amended
The following terms shall be included where relevant in the Transaction Documents in addition to any other conforming changes as necessary in connection with the Term Sheet:
1)	The Indenture will be amended to eliminate Ballantyne Re’s obligation to provide any financial statements of Scottish Re Group Limited or SRUS under Section 8.03 thereof.
2)	Ballantyne Re will agree to provide to SLD the following reports and information on and after the Novation Effective Time (all subject to reasonable cure periods consistent with the terms of the agreements referenced in (a) and (b) below) not later than five (5) business days of providing such report and information to the Financial Guarantors:
a.	Information provided under the following sections of the GRA:
(i)	2.2.2(vi)(a), (b), (c), (d), (e), (g), (h), (i) and (j) “Notice of Material Events”; provided that (1) Ballantyne Re shall have an obligation under clause (a), (b) or (j) thereof only to provide information that would be reasonably likely to have an Issuer Material Adverse Effect, and (2) Ballantyne shall not have any obligation under clause (i) thereof to provide information with respect to any written legal advice that Ballantyne Re has become subject to U.S. taxation.

(ii)	2.2.2(vii) (b) and (d) “Regulatory Matters”;

(iii)	2.2.2(viii) (a), (b) and (c) “Financial Information”;

(iv)	2.2.2(xiv) “Change of tax law or practice”; and

(v)	2.2.2(xix) (a) “Rating Downgrade”.
b.	Investment reports provided by the investment advisor under the investment management agreements referenced in paragraph 3 of this Annex D.

c.	SLD’s remedies for any breach of the foregoing by Ballantyne Re shall be limited to specific performance and/or actual damages.
In addition, the Indenture will be amended to require the trustee thereunder to provide to SLD and Assured copies of all reports and other information provided to Ballantyne Re thereunder.
3)	Any amendment to either (i) Investment Management Agreement I, by and between Ballantyne Re as Issuer and JPMorgan Investment Management, Inc. or such person designated from time to time as successor as Investment Advisor I, dated May 2, 2006; and (ii) Investment Management Agreement II, by and between Ballantyne Re as Issuer and Wellington Management Company, LLP or such person designated from time to time

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as successor as Investment Advisor II, dated May 2, 2006 shall be reasonably satisfactory to SLD, and each such Investment Management Agreement shall be amended to refer to SLD (not SRUS) as the ceding insurer in Section 3 of such agreement and to include other conforming changes. In the event that it has not been superseded by an amendment to Investment Management Agreement I, the December 28, 2007, letter agreement among Ballantyne Re, Ambac (as Directing Guarantor) and SRUS shall be amended prior to the Closing Date to substitute SLD for SRUS for all purposes of such letter agreement. The parties hereto agree that the investment guidelines with respect to such investment management agreements will include direction to the investment manager to use reasonable efforts to sequence any asset dispositions so as to minimize, to the extent reasonably practicable, the realization of losses with respect to such assets.
4)	Following the Novation Effective Time, neither Scottish Re Group Limited nor SALIC shall appoint any person to serve as a director of Ballantyne Re without SLD’s prior written consent (it being understood that the foregoing requirement shall not apply to Adrian Masterson). Subject to the foregoing, neither Scottish Re Group Limited nor SALIC shall appoint as a director of Ballanyne Re any current or former employee, officer or director of Scottish Re Group Limited or any of its affiliates (or any company that was such an affiliate as of the Novation Effective Time). Scottish Re Group Limited and SALIC shall at no time require any director they appoint to exercise his or her duties as a director other than in accordance with his or her fiduciary duties under Irish law and the Transaction Documents. Scottish Re Group Limited shall be responsible for the obligations of SALIC set forth in this paragraph 4.
5)	The Board of Directors of Ballantyne Re shall consider in good faith Assured’s interpretation of the manner in which to calculate the fee payable under Assured’s fee letter, taking into account the Board’s fiduciary duties. In furtherance of the foregoing, the Board of Directors of Ballantyne Re shall give prompt and due consideration to any written materials prepared by Assured or its advisors in support of its position (including any opinion or advice of Assured’s legal counsel) and agrees to meet with Assured in Dublin at its request to discuss the foregoing.
6)	The GRA and the SLD Coinsurance Agreement will be amended to eliminate references to any Ballantyne Re consent right with respect to changes to the SLD Coinsurance Agreement and to any consent of Ambac or Assured with respect to any such changes.
7)	No Scottish Re Group Limited affiliate (or any company that was such an affiliate as of the Novation Effective Time), other than in its capacity as administrator or services provider to SLD or Ballantyne Re, as applicable, shall take any proactive action intended to affect investment decisions with respect to any asset of Ballantyne Re (whether held in the Reinsurance Trust Account or outside of such account); provided that the foregoing will not be deemed to prohibit any Scottish Re Group Limited affiliate (or any company that was such an affiliate as of the Novation Effective Time) from responding to any unsolicited inquiry from one or more of the directors of Ballantyne Re. Scottish Re Group Limited and SRUS hereby acknowledge, on their own behalf and on behalf of their affiliates, that the Directing Guarantor has certain consent and direction rights with regard to investment management decisions pursuant to the Transaction Documents, and

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hereby agree, on their own behalf and on behalf of their affiliates, that they will not interfere with the exercise by the Directing Guarantor of such consent or direction rights in accordance with the terms of the Transaction Documents.
8)	The legal opinions to be provided by SLD in connection with the Closing shall be limited to customary opinions regarding power and authority, due authorization, no conflicts, and receipt of required regulatory approvals. For the avoidance of doubt, such opinions will not address the question whether the transactions contemplated by this Letter conflict with, or require consents or approvals under, and Transaction Document.
9)	The New ASA and any subsequent administrative services agreement will require the service provider to provide to the investment managers under Investment Management Agreement I and Investment Management Agreement II reports consistent with those typically provided by insurance companies to the managers of their investment assets to permit such investment managers to undertake asset/liability matching analyses.
10)	The Indenture will be amended to prohibit the issuance of Additional Notes (as defined in the Existing Reinsurance Agreement) by Ballantyne Re.
11)	The letter agreement dated as of May 2, 2006, by and among SRUS, Ambac and Assured (the “SRUS Side Letter”) will be amended to confirm the matters set forth in the letter dated June 9, 2008, from Chris Shanahan, Interim President and CEO of SRUS, to Ambac and Assured.
12)	The representations and warranties of (i) Ballantyne Re under the GRA, (ii) Scottish Re Group Limited under the letter agreement dated as of May 2, 2006, by and among Scottish Re Group Limited, Ambac and Assured, and (iii) SRUS under the SRUS Side Letter, will be brought down to the Closing Date to the extent reasonable and appropriate under the circumstances.

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